Wells Fargo & Company 8-K

Exhibit 5

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

October 17, 2022

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Wells Fargo Finance LLC

30 Hudson Yards, Floor 14

New York, New York 10001

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), and Wells Fargo Finance LLC, a Delaware limited liability company (“WFF”), have filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File Nos. 333-239017 and 333-239017-01) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities: (i)(a) the Company’s Medium-Term Notes, Series T (the “Company Notes”), to be issued from time to time pursuant to the Indenture dated as of February 21, 2017 between the Company, as issuer, and Citibank, N.A., as trustee (the “Company Indenture”); and (b) guarantees of the WFF Notes (as defined below) by the Company (the “Guarantees”); and (ii) WFF’s Medium-Term Notes, Series A (the “WFF Notes” and together with the Company Notes, the “Notes”), which will be fully and unconditionally guaranteed by the Company, to be issued from time to time pursuant to the Indenture dated as of April 25, 2018 among WFF, as issuer, the Company, as guarantor, and Citibank, N.A., as trustee (the “WFF Indenture” and together with the Company Indenture, the “Indentures”).

We, as your special counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company or WFF that we reviewed were and are accurate and (vii) all representations made by the Company or WFF as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the specific terms of a particular series of Company Notes have been duly authorized and established in accordance with the Company Indenture; and such Company Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Company Indenture and the applicable underwriting or other agreement against payment therefor, such Company Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Company Notes to the extent determined to constitute unearned interest.

2.	When the specific terms of a particular series of WFF Notes and the related Guarantees have been duly authorized and established in accordance with the WFF Indenture; and such WFF Notes and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the WFF Indenture and the applicable underwriting or other agreement against payment therefor, such WFF Notes will constitute valid and binding obligations of WFF and the related Guarantees will constitute valid and binding obligations of the Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the WFF Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the WFF Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Note, (i)(a) with respect to any Company Note, pursuant to the authority granted by the Board of Directors of the Company or (b) with respect to any WFF Note, pursuant to the authority granted by the Board of Directors of WFF, a duly authorized officer of the Company or WFF, as applicable, shall have duly established the terms of such Note and duly authorized the issuance and sale of such Note and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware and WFF shall remain validly existing as a limited liability company in good standing under the laws of the State of Delaware; (iii) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Indentures, the Notes and the Guarantees have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company and WFF); (v) there shall not have occurred any change in law affecting the validity or enforceability of such Note or any related Guarantee; and (vi) to the extent WFF has issued securities in an aggregate amount that exceeds $10 billion outstanding at the time of any issuance of the WFF Notes, the Board of Directors of the Company will have taken all necessary action to authorize the guarantee of securities issued by WFF in an aggregate amount sufficiently in excess of $10 billion outstanding and that such actions will not have been rescinded and will be in full force and effect. We have also assumed that the terms of any Note or any related Guarantee whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any Company Note or the issuance, execution, delivery and performance by WFF or the Company of any WFF Note or any related Guarantee, as applicable, (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or WFF.

October 17, 2022

In connection with our opinions above, we note that, as of the date of this opinion, a judgment for money in an action based on Notes payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Note is payable into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In addition:

a)	if a pricing supplement relating to the offer and sale of any particular Company Note or Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law[,] [or] (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated October 17, 2022, which was filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement on Form S-3 by the Company on October 17, 2022. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]; and

October 17, 2022

b)	if a pricing supplement relating to the offer and sale of any particular WFF Note or Notes is prepared and filed by WFF and the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to WFF and the Company, when the notes offered by this pricing supplement have been executed and issued by WFF and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of WFF and the related guarantee will constitute a valid and binding obligation of the Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law[,] [or] (y)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the WFF Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation under the related guarantee [or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated October 17, 2022, which was filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement on Form S-3 by the Company on October 17, 2022. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell

October 17, 2022

4